Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form F-4 of Ultrapar Participações S.A. of our report dated September 28, 2007 relating to the carve-out financial statements of the South Fuel and Lubricant Distribution Business of Distribuidora de Produtos de Petróleo Ipiranga S.A., which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers Auditores Independentes

Porto Alegre, Brazil

September 28, 2007